                                                                    EXHIBIT 23.4



                       CONSENT OF RYDER SCOTT COMPANY L.P.


As independent oil and gas consultants, Ryder Scott Company L.P., hereby consents to the use of our reserve report dated as of December 3, 1999 and all references to our firm included in or made a part of the Chesapeake Energy Corporation Form S-8 to be filed with the Securities and Exchange Commission on or about December 22, 2000.





                                              /s/ RYDER SCOTT COMPANY, L.P.
                                                  RYDER SCOTT COMPANY, L.P.


Houston, Texas
December 19, 2000